UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 11, 2005

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2005, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors of Amgen Inc. approved the First Amendment to the Amgen Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”). A description of the First Amendment follows below and the full text of the First Amendment to the ESPP is filed with this report as Exhibit 10.1.

First Amendment to the ESPP

The First Amendment to the ESPP, effective July 12, 2005, provides that an offering under the ESPP established by the Committee may provide that as soon as administratively practicable after the exercise date under an offering, the ESPP will distribute to each participant any amount remaining in his or her ESPP account because such amount is less than that required to purchase one whole share of Amgen Inc. common stock (a “Residual”). Prior to this amendment, the ESPP required Residuals to be kept in a participant’s account and applied toward an exercise under the next offering unless the participant withdrew from, or was not eligible to participate in, such next offering.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Amgen Inc. Amended and Restated Employee Stock Purchase Plan, effective July 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: July 12, 2005	By:	/s/ Brian McNamee
	Name:	Brian McNamee
	Title:	Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit Number	Document Description
10.1	First Amendment to the Amgen Inc. Amended and Restated Employee Stock Purchase Plan, effective July 12, 2005.